Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the Second Quarter Ended June 30, 2008

  Reported a 6.7% increase to our funds from operations (“FFO”) to approximately $3.4 million for the second quarter ended June 30, 2008, from the same period last year.
  Reported a 12.4% increase to our FFO to approximately $6.8 million for the six months ended June 30, 2008, from the same period last year.
  Completed the acquisition of one property for a total investment of approximately $3.9 million, and extended the terms on three of our leases.

MCLEAN, Va.--(BUSINESS WIRE)--Gladstone Commercial Corp. (NASDAQ:GOOD) (the “Company”) today reported financial results for the quarter ended June 30, 2008. A description of FFO, a relative non–GAAP (“Generally Accepted Accounting Principles in the United States”) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

Net income available to common stockholders for the quarter ended June 30, 2008 was approximately $0.2 million, or $0.02 per share, compared to approximately $0.5 million, or $0.06 per share, for the same period one year ago. Net income available to common stockholders for the six months ended June 30, 2008 was approximately $0.6 million, or $0.07 per share, compared to approximately $1.0 million, or $0.12 per share, for the same period one year ago. Net income results when compared to the same period last year were negatively affected by increased interest expense from the growing number of properties which have long-term financing, coupled with the increase in the outstanding balance on the Company’s line of credit, and were partially offset by the increase in the Company’s portfolio of investments in the past year and the corresponding increase in its revenues. Net income results were also affected by a partial waiver of the incentive fee for the three and six months ended June 30, 2008 of approximately $0.2 million and $0.7 million, respectively, compared to net income results for the three and six months ended June 30, 2007, which included a full waiver of the incentive fee of approximately $0.6 million and $1.2 million, respectively, from the Company’s adviser, Gladstone Management Corporation.

FFO for the quarter ended June 30, 2008 was approximately $3.4 million, or $0.39 per share, compared to approximately $3.2 million, or $0.37 per share, for the same period one year ago, an increase of approximately 6.7%. FFO for the six months ended June 30, 2008 was approximately $6.8 million, or $0.79 per share, compared to approximately $6.0 million or $0.70 per share, for the same period one year ago, an increase of approximately 12.4%. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended June 30,		For the six months ended June 30,
	2008	2007	2008	2007

Net income	$1,219,445	$1,556,312	$2,636,148	$3,086,654
Less: Dividends attributable to preferred stock	(1,023,437)	(1,023,437)	(2,046,875)	(2,046,874)
Net income available to common stockholders	196,008	532,875	589,273	1,039,780

Add: Real estate depreciation and amortization	3,185,017	2,636,154	6,172,777	5,053,966
Less: Gain on sale of real estate, net of taxes paid	-	-	-	(78,667)
FFO available to common stockholders	$3,381,025	$3,169,029	$6,762,050	$6,015,079

Weighted average shares outstanding - basic & diluted	8,565,264	8,565,264	8,565,264	8,565,264

Basic & diluted net income per weighted average common share	$0.02	$0.06	$0.07	$0.12
Basic & diluted FFO per weighted average common share	$0.39	$0.37	$0.79	$0.70

Dividends declared per common share	$0.38	$0.36	$0.75	$0.72

Percentage of FFO paid per common share	95%	97%	95%	103%

At June 30, 2008, the Company owned 57 properties totaling approximately 6.0 million square feet, and had one mortgage loan outstanding for a total net investment of approximately $396.7 million. Currently, all of the Company’s properties are fully leased and all tenants and its borrower are paying as agreed.

Second quarter highlights:

  Purchased one fully-occupied property comprised of approximately 75,000 square feet for a purchase price of approximately $3.9 million;
  Extended the terms on three leases for additional periods ranging from three to five years; and
  Declared monthly cash dividends of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of April, May and June of 2008.

“Although our second quarter results were positively impacted by the four transactions completed thus far in 2008, we are disappointed by the current pace of acquisitions. Our pipeline continues to be stronger than ever, but because of the instability of the financial markets, transactions are taking longer than expected to close. The credit markets continue to be tumultuous, but given our visibility into current opportunities, we are confident that we will be able to continue to grow our portfolio this year with solid, long-term investments and secure alternative sources of financing. We remain optimistic about the prospects for the remainder of the year,” said Chip Stelljes, President and Chief Investment Officer.

Subsequent to quarter end, the Company:

  Declared monthly cash dividends of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of July, August and September 2008.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company’s Form 10-Q for the quarter ended June 30, 2008, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (“SEC”) and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or the Company’s website at www.GladstoneCommercial.com.

The Company will hold a conference call on Wednesday, August 6, 2008 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through September 6, 2008. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 292109.

Gladstone Commercial Corporation is a publicly traded real estate investment trust (“REIT”) that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information, contact Kerry Finnegan at 703-287-5893.

NON-GAAP FINANCIAL MEASURE

Funds from Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The Company believes that FFO per share provides investors with a further context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO please refer to the Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC today.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company, the closing of any transaction and the Company’s ability to secure alternative sources of financing. Words such as “may,” “continue,” “will,” “believes,” “anticipates,” “intends,” “expects,” “projects,” “estimates” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 27, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed on August 5, 2008 . The risk factors set forth in the Form 10-K and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets
(Unaudited)

	June 30, 2008	December 31, 2007

ASSETS
Real estate, net of accumulated depreciation of $20,102,084 and $15,738,634, respectively	$356,463,038	$324,761,772
Lease intangibles, net of accumulated amortization of $9,370,270 and $7,560,928, respectively	30,253,544	28,989,556
Mortgage notes receivable	10,000,000	10,000,000
Cash and cash equivalents	1,775,274	1,356,408
Restricted cash	2,604,830	1,914,067
Funds held in escrow	1,856,708	1,401,695
Deferred rent receivable	6,121,058	5,094,799
Deferred financing costs, net of accumulated amortization of $2,690,249 and $2,184,492, respectively	3,955,834	4,405,129
Prepaid expenses and other assets	1,215,463	979,263

TOTAL ASSETS	$414,245,749	$378,902,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$201,346,692	$202,120,471
Short-term loan and borrowings under line of credit	64,550,000	24,400,000
Deferred rent liability	3,540,254	3,933,035
Asset retirement obligation liability	2,120,183	1,811,752
Accounts payable and accrued expenses	944,723	778,949
Due to adviser	1,321,987	784,301
Obligation under capital lease	229,223	-
Rent received in advance, security deposits and funds held in escrow	3,519,217	2,706,113

Total Liabilities	277,572,279	236,534,621

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding	2,150	2,150
Common stock, $0.001 par value, 17,700,000 shares authorized and 8,565,264 shares issued and outstanding	8,565	8,565
Additional paid in capital	170,640,979	170,640,979
Notes receivable - employees	(2,629,846)	(2,769,923)
Distributions in excess of accumulated earnings	(31,348,378)	(25,513,703)

Total Stockholders’ Equity	136,673,470	142,368,068

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$414,245,749	$378,902,689

Gladstone Commercial Corporation
Consolidated Statements of Operations
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2008	2007	2008	2007
Operating revenues
Rental income	$9,922,018	$7,732,322	$19,111,483	$14,810,358
Interest income from mortgage notes receivable	218,805	252,778	457,102	502,778
Tenant recovery revenue	84,635	94,468	170,354	150,203
Total operating revenues	10,225,458	8,079,568	19,738,939	15,463,339

Operating expenses
Depreciation and amortization	3,185,017	2,636,154	6,172,777	5,053,966
Property operating expenses	203,858	218,139	445,426	392,301
Base management fee	419,857	471,091	851,725	953,135
Incentive fee	801,832	633,805	1,506,499	1,219,573
Administration fee	274,541	210,126	486,737	417,144
Professional fees	147,065	174,667	244,727	324,108
Insurance	41,797	58,697	83,594	117,332
Directors fees	52,251	54,250	106,500	108,500
Stockholder related expenses	102,775	75,361	229,198	174,978
Asset retirement obligation expense	32,764	28,942	63,232	57,102
General and administrative	18,536	21,314	33,167	61,668
Total operating expenses before credit from Adviser	5,280,293	4,582,546	10,223,582	8,879,807

Credit to incentive fee	(173,697)	(633,805)	(736,052)	(1,219,573)
Total operating expenses	5,106,596	3,948,741	9,487,530	7,660,234

Other income (expense)
Interest income from temporary investments	6,689	63,269	16,237	292,285
Interest income - employee loans	50,852	56,458	102,996	116,880
Other income	39,697	9,817	48,993	18,231
Interest expense	(3,996,249)	(2,702,612)	(7,749,853)	(5,217,073)
Total other expense	(3,899,011)	(2,573,068)	(7,581,627)	(4,789,677)

Income from continuing operations	1,219,851	1,557,759	2,669,782	3,013,428

Discontinued operations
Loss from discontinued operations	(406)	(1,503)	(33,634)	(5,504)
Net realized income from foreign currency transactions	-	56	-	63
Taxes refunded on sale of real estate	-	-	-	78,667
Total discontinued operations	(406)	(1,447)	(33,634)	73,226

Net income	1,219,445	1,556,312	2,636,148	3,086,654

Dividends attributable to preferred stock	(1,023,437)	(1,023,437)	(2,046,875)	(2,046,874)

Net income available to common stockholders	$196,008	$532,875	$589,273	$1,039,780

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$0.02	$0.06	$0.07	$0.11
Discontinued operations	0.00	0.00	0.00	0.01

Net income available to common stockholders	$0.02	$0.06	$0.07	$0.12

Weighted average shares outstanding- basic & diluted	8,565,264	8,565,264	8,565,264	8,565,264

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the six months ended June 30,
	2008	2007

Cash flows from operating activities:
Net income	$2,636,148	$3,086,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,172,777	5,053,966
Amortization of deferred financing costs	505,757	333,174
Amortization of deferred rent asset and liability	(266,034)	(266,034)
Accretion of obligation under capital lease	4,156	-
Asset retirement obligation expense	63,232	57,102
Increase in prepaid expenses and other assets	(286,200)	(235,916)
Increase in deferred rent receivable	(1,153,008)	(796,530)
Increase in accounts payable, accrued expenses, and amount due adviser	703,460	414,610
Increase in rent received in advance	122,341	90,057
Net cash provided by operating activities	8,502,629	7,737,083

Cash flows from investing activities:
Real estate investments	(38,667,763)	(53,035,069)
Net payments to lenders for reserves held in escrow	(1,211,600)	(868,679)
Increase in restricted cash	(690,763)	(244,588)
Deposits on future acquisitions	(1,650,000)	(810,000)
Deposits applied against real estate investments	1,700,000	810,000
Net cash used in investing activities	(40,520,126)	(54,148,336)

Cash flows from financing activities:
Borrowings under mortgage notes payable	-	28,015,000
Principal repayments on mortgage notes payable	(773,779)	(385,070)
Principal repayments on employee notes receivable from sale of common stock	140,077	400,142
Borrowings from line of credit	45,150,000	4,200,000
Repayments on line of credit	(5,000,000)	(4,200,000)
Increase in reserves from tenants	1,035,544	818,745
Increase in security deposits	411,806	140,525
Payments for deferred financing costs	(56,462)	(688,025)
Dividends paid for common and preferred	(8,470,823)	(8,213,865)
Net cash provided by financing activities	32,436,363	20,087,452

Net increase (decrease) in cash and cash equivalents	418,866	(26,323,801)

Cash and cash equivalents, beginning of period	1,356,408	36,005,686

Cash and cash equivalents, end of period	$1,775,274	$9,681,885

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement obligation	$245,199	$121,084

CONTACT:
Gladstone Commercial Corp.
Kerry Finnegan, 703-287-5893